UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Notes Offering

On May 17, 2018, EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation, announced that it and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer, intend to offer $1,000.0 million aggregate principal amount of its Senior Secured Notes due 2026 (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions in accordance with Regulation S under the Securities Act. The liens on the collateral securing the new notes will be junior to the liens on the collateral securing EP Energy’s senior secured RBL facility and senior to the liens on the collateral securing each tranche of EP Energy’s existing senior secured notes.

RBL Amendment

On May 14, 2018, EP Energy received consents from lenders holding $629.4 million of commitments under its senior secured RBL facility (the “RBL Facility”) to extend the maturity date of the RBL facility to November 23, 2021.  In connection with the maturity extension, the RBL Facility also will be amended (the “RBL Amendment”) to provide, among other things, for the following modifications: (i) the amount of total commitments under the RBL Facility will be reduced to $629.4 million, (ii) the financial covenant will be modified to provide that EP Energy will not permit (x) its consolidated first lien net debt to EBITDAX ratio to be greater than 2.25 to 1.00 and (y) its current ratio to be less than 1.00 to 1.00, in each case tested on a quarterly basis, (iii) the basket for liens on non-borrowing base properties and/or junior liens on collateral will be reduced to $500 million, (iv) the liquidity based investment basket will be modified to provide that investments pursuant to this basket will be permitted if liquidity is not less than 10% of the lesser of the total commitments and the borrowing base (the “liquidity condition”) and, if EP Energy’s consolidated total net debt to EBITDAX ratio (“total leverage ratio”) is not less than or equal to 5.00 to 1.00 on a pro forma basis at any time, investments pursuant to this basket will be capped at $250 million, (v) the liquidity based restricted payments basket will be modified to provide that restricted payments pursuant to this basket will be permitted if the liquidity condition is satisfied and if EP Energy’s total leverage ratio is less than or equal to 4.00 to 1.00 on a pro forma basis, (vi) the applicable equity amount based restricted payments basket will be modified to provide that, if EP Energy’s total leverage ratio is not less than or equal to 4.00 to 1.00 on a pro forma basis at any time, EP Energy shall not be permitted to make restricted payments pursuant to this basket utilizing any portion of the applicable equity amount that accrued on or prior to May 2, 2016, (vii) the liquidity based debt buyback basket will be modified to provide that debt buybacks pursuant to this basket will be permitted if the liquidity condition is satisfied and, if EP Energy’s total leverage ratio is not less than or equal to 4.50 to 1.00 on a pro forma basis at any time, the amount of debt buybacks pursuant to this basket will be capped at $350 million (subject to certain builders and exceptions), (viii) the applicable equity amount based debt buyback basket will be modified to provide that if EP Energy’s total leverage ratio is less than or equal to 4.50 to 1.00 on a pro forma basis, debt buybacks shall be permitted using available applicable equity amount, and (ix) the applicable credit parties shall be required to enter into control agreements with the Agent with respect to their deposit accounts, securities accounts and commodities accounts (subject to certain exceptions).

In connection with the RBL Amendment, the borrowing base under the RBL Facility was reaffirmed at $1.36 billion.  This reaffirmation constitutes the scheduled April 2018 redetermination of the borrowing base.  The next scheduled redetermination of the borrowing base will be on or around October 31, 2018.

Upon consummation of the Notes Offering and the satisfaction of other customary conditions, the RBL Amendment is expected to become effective.  The net cash proceeds from the Notes Offering will be used to repay amounts outstanding under the RBL Facility, for general corporate purposes and to pay fees and expenses in connection therewith.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: May 17, 2018	By:	/s/ Kyle A. McCuen
		Name:	Kyle A McCuen
		Title:	Senior Vice President and Chief Financial Officer

EP ENERGY CORPORATION

	By:	/s/ Kyle A. McCuen
		Name:	Kyle A. McCuen
		Title:	Senior Vice President and Chief Financial Officer

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